Exhibit 8.2

[GOLDMAN ANTONETTI & CÓRDOVA, LLC LETTERHEAD]

April 9, 2013

EVERTEC, Inc.

Cupey Center Building

Road 176, Kilometer 1.3

San Juan, Puerto Rico 00926

Re:	EVERTEC, Inc.

Registration Statement on Form S-1

File No. 333-186487

Ladies and Gentlemen:

We have acted as special counsel to EVERTEC, Inc., a Puerto Rico corporation (the “Company”), in connection with the offering of the Company’s common stock described in the Registration Statement.

We have reviewed the Registration Statement and such other documents as we have deemed necessary or appropriate to enable us to render the opinion set forth below, and we have assumed that all facts and other information set forth therein are true, correct and complete and will continue to be true, correct and complete through the date hereof. Our opinion assumes and is expressly conditioned on, among other things, the accuracy and completeness of the facts and other information set forth in the documents referred to above. We have also made such other inquiries as we have deemed necessary or appropriate to enable us to render the opinion set forth below. Based on the foregoing, we hereby confirm that the statements of legal conclusions set forth in the discussion in the Registration Statement under the heading “Material Puerto Rico Income Tax Consequences,” constitute our opinion, subject to the assumptions, qualifications and limitations set forth therein.

In rendering this opinion, we do not express any opinion concerning any laws other than the Commonwealth of Puerto Rico tax laws. Our opinion is based upon the existing provisions of applicable law, published rulings and releases of applicable agencies or other governmental bodies and existing case law, any of which or the effect of any of which could change at any time. Any such changes may be retroactive in application and could modify the legal conclusions upon which our opinion is based. Moreover, there can be no assurance that our opinion will be accepted by the Puerto Rico Treasury Department or, if challenged, by a court.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references therein to us. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

By:	/s/ Thelma Rivera
Thelma Rivera
Capital Member